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                                                                   Exhibit 10.17


                                                                            Date

Name
Address
City, State, Zip

Dear Doctor:

I am pleased to confirm the terms of the OrthAlliance Practice Improvement Program Guarantee. Your new professional corporation ("New PC") will not have to pay any Service Fee to OrthAlliance under the Service Agreement [or Consulting and Business Services Agreement] ("Service Agreement") between OrthAlliance and the New PC for as long as all of the conditions set forth below are met. Capitalized terms are defined on Exhibit 1. By way of example and not limitation, a sample calculation is attached as an Example.

CONDITIONS. Commencing two years after the close of the Merger, the Service Fee [or Consulting Fee] will be eliminated for each month in which all of the conditions set forth below are met.

1. Your Adjusted Merger Consideration is less than the New PC's Cumulative Practice Net Income Reduction.

2. The New PC reports the necessary information to OrthAlliance promptly each month to facilitate the calculation of condition 1.

3. The New PC participates in OrthAlliance Practice Improvement Programs in effect from time to time, which include monthly benchmark information reporting.

4. Throughout the term of the Service Agreement, orthodontists will work the same number of hours for the New PC that orthodontists worked for your existing practice ("Previous Practice") during the Base Period.

If circumstances change and the foregoing conditions are no longer met, then the New PC will pay the Service Fee [or Consulting Fee] in accordance with the terms of the Service Agreement. Notwithstanding anything herein to the contrary, the New PC will always be responsible for paying for all Center Expenses, as defined in the Service Agreement.

TRANSFERABILITY. This Supplement to the Service Agreement may not be assigned and is not transferable without the express written consent of OrthAlliance and terminates when and if the stockholders of the New PC at the Merger date cease to own a majority of the stock of the New PC.

If you are in agreement with the foregoing, please sign and return a copy of this letter to me and it will serve as a supplement to the Service Agreement

Sincerely,                                Agreed:



Sam Westover                              _______________________________
President and CEO


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                                     EXAMPLE

This example assumes a practice with no practice improvements, Monthly Base Period Net Income before taxes of $_______ ($_______ in 199_) and Merger Consideration of $_________ (consisting of cash of $________ and OrthAlliance Class A Common Stock of $________). It is also assumed that in 200_ the Current Stock Price of OrthAlliance Class A Common Stock is $_____ and that the practice has had Monthly Practice Net Income before taxes of $______ ($_______ annualized) from 199__ through 200_.

         Original stock price                                            $__________
         Current Stock Price in 200_                                     $__________

         Merger Consideration
                  Cash                                                   $__________
                  Stock (______ shares at ____ )                         $__________
                  Total                                                  $__________

         Adjusted Merger Consideration in 200_
                  Cash (plus interest at _%, after taxes)                $__________
                  Stock (______ shares at $____)                         $__________
                  Total                                                  $__________
                  After-tax (20% capital gains,
                  Except interest at ordinary income rates)              $__________

         Cumulative Practice Net Income Reduction *                     ($__________)

         Negative value - No Service Fee [or Consulting Fee] due        ($__________)


                           MONTHLY PRACTICE NET INCOME
Year     Current           Base Yr.         Difference                 Taxed @ 40%
199_     _______           _______          (_______)                  (_______)
199_     _______           _______          (_______)                  (_______)
199_     _______           _______          (_______)                  (_______)
200_     _______           _______          (_______)                  (_______)
200_     _______           _______          (_______)                  (_______)


Cumulative Practice Net Income Reduction    *                          (_______)


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                                    EXHIBIT 1

DEFINITIONS. For convenience, the following definitions are used. All references to taxes are to state and federal income taxes and rates at the Merger Date. All accounting terms are according to Generally Accepted Accounting Principals.

- Adjusted Merger Consideration: The sum of (i) the after-tax value of the cash paid as Merger Consideration (using the capital gains rate) plus interest at _% per annum(after-taxes at ordinary income rates and (ii) the after-tax value (using the capital gains rate) of the shares of OrthAlliance Class A Common Stock paid as Merger Consideration, adjusted for any stock splits, dividends or other adjustments multiplied by the Current Stock Price. The capital gains rate is used to determine the Adjusted Merger Consideration. You should consult your own tax advisor, since OrthAlliance is not providing any tax advice and is not making any representation or warranty with respect to your taxes.

- Base Period: The last complete tax year, which was the tax year ended December 31, 199_.

- Calculation Date: The last date of each month during the term of the Service Agreement.

- Cumulative Practice Net Income Reduction: The sum of the differences between the Monthly Practice Net Income and the Monthly Base Period Net Income for the period from the Merger through the Calculation Date. The Cumulative Practice Net Income Reduction is a positive number for this calculation when the Monthly Practice Net Income is less than the Monthly Base Period Net Income and negative when it is not.

- Current Stock Price: The higher of (i) the average closing price of OrthAlliance Class A Common Stock for the 20 trading days preceding the Calculation Date or (ii) if you or another owner of New PC have sold all or part of the Common Stock paid as part of the Merger Consideration, the sales price that was received when the Common Stock was sold.

-     Merger: The Merger described in the Merger Agreement.

- Merger Agreement: The Agreement and Plan of Reorganization by and among OrthAlliance, the Previous Practice and you.

- Merger Consideration: The Merger Consideration described in the Merger Agreement.

- Monthly Base Period Net Income: The average after-tax monthly income (using the maximum ordinary income rate) earned by the Previous Practice from patient revenues less practice expenses, excluding the Service Fee and orthodontist compensation, during the Base Period.

- Monthly Practice Net Income: The after-tax income (using the maximum ordinary income rate) earned by the New PC including the Service Fee [or Consulting Fee] and excluding any non-business, non-practice and personal expenses. Expenses must be reasonable and appropriate for the operation of an orthodontic practice. All patient revenues earned by the New PC are included and all orthodontist compensation is excluded in determining Monthly Practice Net Income. Any interest earned through OrthAlliance bank accounts or investment management will be included.

- Service Agreement: The Service Agreement [or Consulting and Business Services Agreement] between the New PC and OrthAlliance.


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